Exhibit 10.7

Execution Version

STOCKHOLDERS AGREEMENT

by and among

HILTON WORLDWIDE HOLDINGS INC.,

HILTON GRAND VACATIONS INC.,

and

the Blackstone Holders

(as defined herein)

Dated as of January 2, 2017

i

		Page
Section 5.14	Governing Law	16
Section 5.15	Consent to Jurisdiction	16
Section 5.16	Waiver of Jury Trial	16
Section 5.17	Force Majeure	16
Section 5.18	Interpretation	17
Section 5.19	Changes in Law	17
Section 5.20	Severability	17
Section 5.21	No Waiver	17
Section 5.22	No Duplication; No Double Recovery	17
Section 5.23	No Recourse	17

Schedules

Schedule I	List of Blackstone Entities

ii

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of the day of January 2, 2017, by and among Hilton Worldwide Holdings Inc., a Delaware corporation (“HLT”), Hilton Grand Vacations Inc., a Delaware corporation (“HGV”), and the Blackstone Holders (as defined herein). Each of HLT, HGV and each Blackstone Holder is sometimes referred to herein as a “Party” and collectively, as the “Parties”. Each of HLT, HGV and Park Hotels & Resorts Inc., a Delaware corporation (“PK”), is sometimes referred to herein as a “Spinoff Party” and collectively, as the “Spinoff Parties”.

WITNESSETH:

WHEREAS, the Board of Directors of HLT (the “Board”) has determined that it is appropriate, desirable and in the best interests of HLT and its stockholders to separate HLT into three separate, publicly traded companies, one for each of (i) the HLT Retained Business (as defined herein), which shall be owned and conducted, directly or indirectly, by HLT, (ii) the Ownership Business (as defined herein), which shall be owned and conducted, directly or indirectly, by PK (which will elect to be a REIT (as defined herein)), and (iii) the Timeshare Business (as defined herein), which shall be owned and conducted, directly or indirectly, by HGV;

WHEREAS, in order to effect such separation, the Board has determined that it is appropriate, desirable and in the best interests of HLT and its stockholders (i) to enter into a series of transactions after giving effect to which (A) HLT and/or one or more of its Subsidiaries (as defined herein) will, collectively, own all of the HLT Retained Assets (as defined herein) and assume (or retain) all of the HLT Retained Liabilities (as defined herein), (B) PK and/or one or more of its Subsidiaries will, collectively, own all of the Ownership Assets (as defined herein) and assume (or retain) all of the Ownership Liabilities (as defined herein) and (C) HGV and/or one or more of its Subsidiaries will, collectively, own all of the Timeshare Assets (as defined herein) and assume (or retain) all of the Timeshare Liabilities (as defined herein) and (ii) for HLT to distribute to the holders of its common stock, par value $0.01 per share (“HLT Common Stock”), on a pro rata basis (in each case without consideration being paid by such stockholders) (A) all of the outstanding shares of common stock, par value $0.01 per share, of PK (the “PK Common Stock”), and (B) all of the outstanding shares of common stock, par value $0.01 per share, of HGV (the “HGV Common Stock”) (such transactions as they may be amended or modified from time to time, collectively, the “Plan of Reorganization”); and

WHEREAS, it is the intention of the Parties that each of the distributions by HLT of all of the PK Common Stock (the “PK Distribution”) and HGV Common Stock (the “HGV Distribution” and together with the PK Distribution, the “External Distributions”) qualifies as a tax-free distribution within the meaning of Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, covenants and provisions of this Agreement, each of the Parties mutually covenant and agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

(1) “Acquisition” means an “acquisition” for purposes of Section 355(e) of the Code of stock of the applicable Spinoff Party, or issuance by a Spinoff Party of any options or other instruments that grant the holder a right (including if such Spinoff Party has a right to settle the obligation with property other than stock of such Spinoff Party) to complete such an acquisition. The terms “Acquire” and “Acquired” have a corresponding meaning. For purposes of determining whether and to what extent a transaction shall be taken into account for purposes of this definition, any recapitalization or other action resulting in a shift of voting power or any redemption or repurchase of shares of stock shall be treated as an indirect acquisition of shares of stock by the benefitted or non-exchanging stockholders.

(2) “Additional Blackstone Entity” means any Blackstone Entity designated as an Additional Blackstone Entity on Schedule I hereto.

(3) “Affiliate” means a Person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. For purposes hereof, none of the Spinoff Parties or their respective Subsidiaries shall be considered an “Affiliate” of any of the other Parties or their respective Subsidiaries (determined on the same basis). For the avoidance of doubt, for purposes hereof, neither The Blackstone Group L.P. (nor any of its Affiliates) shall be considered an “Affiliate” of any of the Spinoff Parties or their respective Subsidiaries.

(4) “Agreement” has the meaning set forth in the preamble hereto.

(5) “Ancillary Agreement” has the meaning set forth in the Distribution Agreement.

(6) “Big Four Accounting Firm” means each of Deloitte & Touche LLP, Ernst & Young LLP, KPMG LLP, and PricewaterhouseCoopers LLP.

(7) “Blackstone Acquisition” has the meaning set forth in Section 2.1(a).

(8) “Blackstone Applicable Percentage” means, with respect to a Spinoff Party, the percentage shift in ownership equal to the greater of (a) the percentage determined by dividing (i) the value of all shares of such Spinoff Party (as of immediately after the Distribution) transferred in one or more Dispositions of stock of such Spinoff Party occurring on or after the Distribution Date by (ii) the value of all outstanding stock of such Spinoff Party as of immediately after the Distribution, or (b) the percentage determined by dividing (i) the total combined voting power of all shares of such Spinoff Party (as of immediately after the Distribution) transferred in one or more Dispositions of stock of such Spinoff Party occurring on or after the Distribution Date by (ii) the total combined voting power of all outstanding stock of such Spinoff Party as of immediately after the Distribution. The amount set forth in (a)(ii) or (b)(ii) shall be reduced by any redemption or repurchase (directly or indirectly) by a Spinoff Party (or any of its Subsidiaries) of HLT Common Stock, PK Common Stock or HGV Common Stock, as applicable, following the Distribution and prior to the last such Disposition (with such reduction calculated in the case of (a)(ii) by using the value of the applicable stock as of immediately after the Distribution). This definition and the application thereof is intended to monitor compliance with Section 355(e) of the Code and the Treasury Regulations promulgated thereunder and shall be interpreted accordingly by the Parties in good faith.

(9) “Blackstone Entity” means any of the entities listed on Schedule I hereto and any successors thereto.

(10) “Blackstone-HGV Applicable Percentage” means the Blackstone Applicable Percentage with respect to HGV.

(11) “Blackstone-HGV Percentage Shift Limit” means 35.08%, as adjusted from time to time by mutual written consent of the Blackstone Representative and HGV or under Section 2.3 or Section 4.5; provided, however, that the sum of the Blackstone-HGV Percentage Shift Limit and the HGV Percentage Shift Limit immediately after such adjustments must equal such sum immediately before such adjustments; provided further, that if the Blackstone Representative has actual knowledge that the HGV Applicable Percentage exceeds the HGV Percentage Shift Limit, the Blackstone-HGV Percentage Shift Limit shall be reduced by such excess (without prejudice to any rights or remedies any Blackstone Holder or any other Party may have).

(12) “Blackstone-HLT Applicable Percentage” means the Blackstone Applicable Percentage with respect to HLT.

(13) “Blackstone-HLT Percentage Shift Limit” means 35.08%, as adjusted from time to time by mutual written consent of the Blackstone Representative and HLT or under Section 2.3 or Section 4.5; provided, however, that the sum of the Blackstone-HLT Percentage Shift Limit and the HLT Percentage Shift Limit immediately after such adjustments must equal such sum immediately before such adjustments; provided further, that if the Blackstone Representative has actual knowledge that the HLT Applicable Percentage exceeds the HLT Percentage Shift Limit, the Blackstone-HLT Percentage Shift Limit shall be reduced by such excess (without prejudice to any rights or remedies any Blackstone Holder or any other Party may have).

(14) “Blackstone Holder” means any Blackstone Entity designated as a Blackstone Holder on Schedule I hereto.

(15) “Blackstone-PK Applicable Percentage” means the Blackstone Applicable Percentage with respect to PK.

(16) “Blackstone-PK Percentage Shift Limit” means 35.08%, as adjusted from time to time in connection with an adjustment to PK Applicable Percentage pursuant to the terms of the Tax Matters Agreement or under Section 5.4(f) or (g) of the Tax Matters Agreement; provided, however, that the sum of the Blackstone-PK Percentage Shift Limit and the PK Percentage Shift Limit immediately after such adjustments must equal such sum immediately before such adjustments; provided further, that if the Blackstone Representative has actual knowledge that the PK Applicable Percentage exceeds the PK Percentage Shift Limit, the Blackstone-PK Percentage Shift Limit shall be reduced by such excess.

(17) “Blackstone Representative” means Tyler Henritze, or such other person as the Blackstone Holders may designate.

(18) “Blackstone Restructuring” has the meaning set forth in Section 4.1.

(19) “Board” has the meaning set forth in the recitals hereto.

(20) “Code” has the meaning set forth in the recitals hereto.

(21) “Delaware Courts” has the meaning set forth in Section 5.15.

(22) “Disposition” has the meaning set forth in Section 2.1(a). The terms “Dispose” and “Disposed” have a corresponding meaning.

(23) “Distribution” or “Distributions” means, individually or collectively, the Internal Distributions and the External Distributions.

(24) “Distribution Agreement” means the Distribution Agreement by and among HLT, PK, HGV and OpCo dated as of January 2, 2017.

(25) “Distribution Date” means the date on which the Distributions to holders of record of shares of HLT Common Stock of the HGV Common Stock and the PK Common Stock owned by HLT are effectuated pursuant to the Distribution Agreement.

(26) “Effective Time” has the meaning set forth in the Distribution Agreement.

(27) “External Distributions” has the meaning set forth in the recitals hereto.

(28) “HGV” has the meaning set forth in the recitals hereto.

(29) “HGV Applicable Percentage” means the percentage shift in ownership equal to the greater of (a) the percentage determined by dividing (i) the value of all shares of HGV stock (as of immediately after the Distribution) Acquired pursuant to one or more Issuances of HGV stock occurring on or after the Distribution Date by (ii) the value of all outstanding stock of HGV as of immediately after the Distribution, or (b) the percentage determined by dividing (i) the total combined voting power of all shares of HGV stock (as of immediately after the Distribution) Acquired pursuant to one or more Issuances of HGV stock occurring on or after the Distribution Date by (ii) the total combined voting power of all outstanding stock of HGV as of immediately after the Distribution. The amount set forth in (a)(ii) or (b)(ii) shall be reduced by any redemption or repurchase (directly or indirectly) by HGV (or its Subsidiaries) of HGV Common Stock following the Distribution and prior to the last such Issuance (with such reduction calculated in the case of (a)(ii) by using the value of the applicable stock as of immediately after the Distribution). This definition and the application thereof is intended to monitor compliance with Section 355(e) of the Code and the Treasury Regulations promulgated thereunder and shall be interpreted accordingly by the Parties in good faith.

(30) “HGV Common Stock” has the meaning set forth in the recitals hereto.

(31) “HGV Distribution” has the meaning set forth in the recitals hereto.

(32) “HGV Group” has the meaning set forth in the Distribution Agreement.

(33) “HGV Percentage Shift Limit” means 8.34%, as adjusted from time to time by mutual written consent of the Blackstone Representative and HGV or under Section 2.3 or Section 4.5; provided, however, that the sum of the Blackstone-HGV Percentage Shift Limit and the HGV Percentage Shift Limit immediately after such adjustments must equal such sum immediately before such adjustments; provided further, that if HGV has actual knowledge that the Blackstone-HGV Applicable Percentage exceeds the Blackstone-HGV Percentage Shift Limit, the HGV Percentage Shift Limit shall be reduced by such excess (without prejudice to any rights or remedies HGV or any other Party may have).

(34) “HLT” has the meaning set forth in the preamble of this Agreement.

(35) “HLT Applicable Percentage” means the percentage shift in ownership equal to the greater of (a) the percentage determined by dividing (i) the value of all shares of HLT stock (as of immediately after the Distribution) Acquired pursuant to one or more Issuances of HLT stock occurring on or after the Distribution Date by (ii) the value of all outstanding stock of HLT as of immediately after the Distribution, or (b) the percentage determined by dividing (i) the total combined voting power of all shares of HLT stock (as of immediately after the Distribution) Acquired pursuant to one or more Issuances of HLT stock occurring on or after the Distribution Date by (ii) the total combined voting power of all outstanding stock of HLT as of immediately after the Distribution. The amount set forth in (a)(ii) or (b)(ii) shall be reduced by any redemption or repurchase (directly or indirectly) by HLT (or its Subsidiaries) of HLT Common Stock following the Distribution and prior to the last such Issuance (with such reduction calculated in the case of (a)(ii) by using the value of the applicable stock as of immediately after the Distribution). This definition and the application thereof is intended to monitor compliance with Section 355(e) of the Code and the Treasury Regulations promulgated thereunder and shall be interpreted accordingly by the Parties in good faith.

(36) “HLT Common Stock” has the meaning set forth in the Distribution Agreement.

(37) “HLT Group” has the meaning set forth in the Distribution Agreement.

(38) “HLT Percentage Shift Limit” means 8.34%, as adjusted from time to time by mutual written consent of the Blackstone Representative and HLT or under Section 2.3 or Section 4.5; provided, however, that the sum of the Blackstone-HLT Percentage Shift Limit and the HLT Percentage Shift Limit immediately after such adjustments must equal such sum immediately before such adjustments; provided further, that if HLT has actual knowledge that the Blackstone-HLT Applicable Percentage exceeds the Blackstone-HLT Percentage Shift Limit, the HLT Percentage Shift Limit shall be reduced by such excess (without prejudice to any rights or remedies HLT or any other Party may have).

(39) “HLT Retained Assets” has the meaning set forth in the Distribution Agreement.

(40) “HLT Retained Business” has the meaning set forth in the Distribution Agreement.

(41) “HLT Retained Liabilities” has the meaning set forth in the Distribution Agreement.

(42) “In Parallel” describes one or more Dispositions by a Blackstone Entity if and only if such Dispositions (i) result in the disposition of proportionate or almost proportionate amounts of HLT Common Stock, PK Common Stock and HGV Common Stock (e.g., a sale by a Blackstone Entity of 5% of its HLT stock would require a sale by such Blackstone Entity (or its parallel Additional Blackstone Entity) of 5% of its (or such parallel Additional Blackstone Entity’s) PK stock and 5% of its HGV stock), (ii) commenced at the same time and as part of the same plan, (iii) completed within a single taxable year of such Blackstone Entity, and (iv) all in the same form of transaction, for example, all in the form of a sale or all in the form of a distribution. The determination of whether one or more Dispositions by a Blackstone Entity are In Parallel shall be made taking into account only those shares of HLT Common Stock, PK Common Stock and HGV Common Stock owned by such Blackstone Entity on the Distribution Date. For the avoidance of doubt, one or more Dispositions shall not fail to meet the requirements of (i) solely because such Dispositions include, in addition to a proportionate or almost proportionate amount of PK Common Stock owned on the Distribution Date, an amount of PK Common Stock received in the Purging Distribution.

(43) “Internal Distributions” has the meaning set forth in the Tax Matters Agreement.

(44) “IRS” means the United States Internal Revenue Service or any successor thereto, including, but not limited to its agents, representatives, and attorneys.

(45) “Issuance” has the meaning set forth in Section 2.1(b).

(46) “Issuer” has the meaning set forth in Section 2.1(b).

(47) “Law” means any U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, administrative pronouncement, order, requirement or rule of law (including common law), or any income tax treaty.

(48) “Margin Loan Agreement” means that certain Margin Loan Agreement dated as of June 30, 2014 among HLT Holdco III LLC, as borrower, the Margin Loan Lenders party thereto, and Morgan Stanley Bank International Limited, as Administrative Agent and any related security agreements, control agreements, issuer agreements and guarantees, in each case as amended, supplemented or modified from time to time.

(49) “Margin Loan Collateral” has the meaning given to the term “Collateral” in the Margin Loan Agreement.

(50) “Margin Loan Event of Default” has the meaning given to the term “Event of Default” in the Margin Loan Agreement.

(51) “Margin Loan Lender” has the meaning given to the term “Lender” in the Margin Loan Agreement.

(52) “Ownership Assets” has the meaning set forth in the Tax Matters Agreement.

(53) “Ownership Business” has the meaning set forth in the Distribution Agreement.

(54) “Ownership Liabilities” has the meaning set forth in the Distribution Agreement.

(55) “Party” has the meaning set forth in the preamble hereto.

(56) “Person” means any natural person, firm, individual, corporation, business trust, joint venture, association, company, limited liability company, partnership, or other organization or entity, whether incorporated or unincorporated, or any governmental entity.

(57) “PK” has the meaning set forth in the recitals hereto.

(58) “PK Applicable Percentage” has the meaning set forth in the Tax Matters Agreement.

(59) “PK Distribution” has the meaning set forth in the recitals hereto.

(60) “PK Percentage Shift Limit” has the meaning set forth in the Tax Matters Agreement.

(61) “PK Common Stock” has the meaning set forth in the recitals hereto.

(62) “Plan of Reorganization” has the meaning set forth in the recitals hereto.

(63) “Purging Distribution” means any distribution made by PK in order to comply with the requirements of Section 857(a)(2)(B) of the Code.

(64) “Qualified Tax Advisor” means any Big Four Accounting Firm or any law firm of nationally recognized standing.

(65) “Reallocation Event” means any Acquisition during the Restricted Period of the stock of a Spinoff Party (other than a Disposition or an Issuance) that could reasonably be viewed as increasing the ownership shift with respect to such Spinoff Party for purposes of Section 355(e) of the Code, taking into account any available safe harbors under Treasury Regulations Section 1.355-7 (and the amount of such increase, the “Reallocation Event Reduction”). This definition and the application thereof is intended to monitor compliance with Section 355(e) of the Code and the Treasury Regulations promulgated thereunder and shall be interpreted accordingly by the Parties in good faith.

(66) “REIT” means a “real estate investment trust” within the meaning of Section 856(a) of the Code.

(67) “Reorganization Slide Deck” has the meaning set forth in the Tax Matters Agreement.

(68) “Restricted Period” means the two-year period beginning on the Distribution Date.

(69) “Spinoff Party” has the meaning set forth in the preamble hereto.

(70) “Subsidiary” has the meaning set forth in the Distribution Agreement.

(71) “Tax Matters Agreement” means that certain Tax Matters Agreement by and among HLT, PK, HGV and Hilton Domestic Operating Company Inc., a Delaware corporation, dated as of January 2, 2017.

(72) “Timeshare Assets” has the meaning set forth in the Tax Matters Agreement.

(73) “Timeshare Business” has the meaning set forth in the Distribution Agreement.

(74) “Timeshare Liabilities” has the meaning set forth in Distribution Agreement.

(75) “Unqualified 355(e) Opinion” means, with respect to a Disposition, Blackstone Acquisition, Issuance or Reallocation Event, an unqualified “will” opinion (or, with respect to Issuance or Reallocation Event, in either case with respect to which HLT delivers the opinion, a “will” or “should” opinion) of a Qualified Tax Advisor addressed to HLT and in form and substance reasonably satisfactory to HLT, without substantive qualifications, to the effect that such Disposition, Blackstone Acquisition, Issuance (including any future Issuance of stock pursuant to an option or other instrument that grants the holder a right (including if the Issuer has a right to settle the obligation with property other than stock of such Issuer) to complete an Acquisition) or Reallocation Event will not be part of a plan (or series of related transactions) within the meaning of Section 355(e) of the Code involving the Distributions.

(76) “Unqualified Device Opinion” means, with respect to a Disposition, an unqualified “will” opinion of a Qualified Tax Advisor addressed to HLT, in form and substance reasonably satisfactory to HLT, without substantive qualifications, to the effect that such Disposition will not cause any of the Distributions to be considered to be used principally as a device for the distribution of earnings and profits within the meaning of Section 355(a)(1)(B) of the Code, taking into account the facts and circumstances as they exist at that time, including the existence of prior dispositions, if any, and any planned or intended transactions as of such time.

(77) “U.S.” means the United States of America.

Section 1.2 References; Interpretation.

(a) Terms not otherwise defined herein shall have the meaning ascribed to them in the Distribution Agreement. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby”, and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. Unless the context otherwise requires, the word “stock” or “shares” refers to any equity interests of the applicable entity for U.S. federal income tax purposes and any references to a Person include a reference to any successor to such Person.

Section 1.3 Effective Time.

(a) The agreements contained herein, including, but not limited to, the certain restrictions on the transfer and other actions with respect to HLT Common Stock, PK Common Stock and HGV Common Stock shall be effective upon the Distribution Date.

ARTICLE II

SECTION 355(e) RESTRICTIONS

Section 2.1 General.

(a) During the Restricted Period, (i) the Blackstone Holders shall not, and shall cause the other Blackstone Entities not to, permit any person to sell, transfer or otherwise dispose of interests in any Blackstone Entity unless such disposition is described in Treasury Regulations Section 1.355-7(d)(7)(i) and (ii) the Blackstone Holders shall not, and shall cause the other Blackstone Entities not to, directly or indirectly dispose of any HLT Common Stock, PK Common Stock or HGV Common Stock, including through the issuance of an interest in any Blackstone Entity (any such sale, transfer or disposition described in (i) or (ii), a “Disposition”); provided, however, that no transaction entered into by a Spinoff Party shall constitute a Disposition. During the Restricted Period, the Blackstone Holders shall not, and shall cause the other Blackstone Entities not to, Acquire any HLT stock, PK stock or HGV stock (such Acquisition, a “Blackstone Acquisition”); provided that the foregoing shall not be applicable to any Acquisition resulting from action by a Spinoff Party or a Subsidiary thereof.

(b) During the Restricted Period, neither HLT nor HGV (each, an “Issuer”) may issue any of its stock or take any action with respect to its stock that would cause an Acquisition (including redemptions or repurchases), or issue any options or other instruments that grant the holder a right (including if such Issuer has a right to settle the obligation with property other than stock of such Issuer) to complete an Acquisition (any such issuance or other transaction, an “Issuance”); provided that, HGV shall have no right to enforce this Section 2.1(b) against HLT.

Section 2.2 Exceptions for Applicable Percentage, Safe Harbor VIII and Unqualified 355(e) Opinion.

(a) Applicable Percentage. Notwithstanding Section 2.1, but subject to Article III,

(i) a Disposition of HLT Common Stock shall be permitted if, immediately after such Disposition, the Blackstone-HLT Applicable Percentage will be less than or equal to the Blackstone-HLT Percentage Shift Limit;

(ii) a Disposition of PK Common Stock shall be permitted if, immediately after such Disposition, the Blackstone-PK Applicable Percentage will be less than or equal to the Blackstone-PK Percentage Shift Limit;

(iii) a Disposition of HGV Common Stock shall be permitted if, immediately after such Disposition, the Blackstone-HGV Applicable Percentage will be less than or equal to the Blackstone-HGV Percentage Shift Limit;

(iv) an Issuance by HLT shall be permitted if, immediately after such Issuance, the HLT Applicable Percentage will be less than or equal to the HLT Percentage Shift Limit; and

(v) an Issuance by HGV shall be permitted if, immediately after such Issuance, the HGV Applicable Percentage will be less than or equal to the HGV Percentage Shift Limit.

(b) Safe Harbor VIII. Notwithstanding Section 2.1(b), an Issuance shall be permitted where such Issuance (or the related issuance of stock in the case of an option issuance) is described in Treasury Regulations Section 1.355-7(d)(8) (other than an Issuance made in connection with a merger or other acquisition transaction by a third party of the relevant Issuer’s stock; provided, that no Issuance will be deemed to be connected with an acquisition pursuant to a secondary sale for cash of Issuer stock by one or more Blackstone Entities in a public offering).

(c) Unqualified 355(e) Opinion. Notwithstanding Section 2.1, but subject to Article III, a Disposition, Blackstone Acquisition or Issuance, as the case may be, shall be permitted if the Blackstone Representative (in the case of a Disposition or Blackstone Acquisition) or Issuer (in the case of an Issuance) provides an Unqualified 355(e) Opinion to HLT; provided, further, that in the case of an Issuance of stock pursuant to an exercise of an option or other instrument that grants the holder a right (including if the Issuer has a right to settle the obligation with property other than stock of such Issuer) to complete such an acquisition, such Issuance shall be permitted if the Issuer provided an Unqualified 355(e) Opinion to HLT in respect of the Issuance of such option or other instrument.

Section 2.3 Blackstone Ownership Shift due to Issuance. During the Restricted Period, if a proposed Issuance is a redemption or repurchase, then, immediately before such Issuance, (i) the Blackstone-HLT Percentage Shift Limit or Blackstone-HGV Percentage Shift Limit (as applicable) shall be increased or decreased (but not below the Blackstone-HLT Applicable Percentage or Blackstone-HGV Applicable Percentage, respectively, as of immediately before such Issuance) such that the number of shares permitted to be Disposed of under Section 2.2(a)(i) or (a)(iii) remains unchanged immediately after such Issuance (other than to reflect shares of the relevant Issuer actually redeemed or repurchased from the Blackstone Entities pursuant to such Issuance), and (ii) the HLT Percentage Shift Limit or HGV Percentage Shift Limit (as applicable) shall be decreased (in the case of an increase in clause (i), but not below the HLT Applicable Percentage or HGV Applicable Percentage, respectively, as of immediately before such Issuance) or increased (in the case of a decrease in clause (i)) by the amount set forth in clause (i). If clause (ii) calls for a reduction in the HLT Percentage Shift Limit or HGV Percentage Shift Limit (as applicable) and the amount of such reduction would be limited by the parenthetical therein, then, notwithstanding any other provision of this Agreement (including Section 2.2(c)), the relevant Issuer shall not undertake such Issuance without the written consent of the Blackstone Representative; provided that in the event the Blackstone Representative so consents, the amount of the increase set forth in (i) shall not exceed the amount of the decrease set forth in clause (ii). For the avoidance of doubt, an Issuance that satisfies the requirements of this Section 2.3 remains subject to the provisions of this Agreement, including, without limitation, Sections 2.1(b) and 2.2(a)(iv) and (a)(v). For the avoidance of doubt, if a proposed Issuance is not consummated, the Blackstone-HLT Percentage Shift Limit and HLT Percentage Shift Limit, or Blackstone-HGV Percentage Shift Limit and HGV Percentage Shift Limit, as applicable shall not be adjusted pursuant to this Section 2.3 as a result of such proposed Issuance.

Section 2.4 Special Rule. Any Disposition or Issuance which is permitted pursuant to Section 2.2(b) or (c) shall be disregarded for purposes clauses (a)(i) and (b)(i) of the definition of Blackstone-HLT Applicable Percentage, Blackstone-PK Applicable Percentage, Blackstone-HGV Applicable Percentage, HLT Applicable Percentage or HGV Applicable Percentage, as applicable.

ARTICLE III

DEVICE RESTRICTIONS

Section 3.1 General. During the Restricted Period, the Blackstone Holders shall cause the Blackstone Entities not to directly or indirectly dispose of HLT Common Stock, PK Common Stock or HGV Common Stock.

Section 3.2 Exceptions for In Parallel and Unqualified Device Opinion.

(a) In Parallel. Notwithstanding Section 3.1, but subject to Article II, one or more Dispositions shall be permitted if such Dispositions are In Parallel.

(b) Unqualified Device Opinion. Notwithstanding Section 3.1, but subject to Article II, a Disposition shall be permitted if the Blackstone Representative provides an Unqualified Device Opinion to HLT.

ARTICLE IV

ADDITIONAL RULES

Section 4.1 Plan of Reorganization and Blackstone Restructuring. For the avoidance of doubt, this Agreement does not impose any restrictions of any kind on the consummation of the transactions set forth in the Plan of Reorganization, the Reorganization Slide Deck or that certain series of transactions relating to the Blackstone Entities previously described by the Blackstone Holders to HLT (such series of transactions, the “Blackstone Restructuring”).

Section 4.2 Representation Regarding Blackstone Restructuring. Each of the Blackstone Holders represents and warrants to HLT and HGV that (i) the ultimate indirect ownership of HLT Common Stock, PK Common Stock and HGV Common Stock held by each Blackstone Entity will remain unchanged as a result of the Blackstone Restructuring and (ii) the transactions comprising the Blackstone Restructuring are tax-free for U.S. federal income tax purposes.

Section 4.3 Joint and Several Liability. The Blackstone Holders shall be jointly and severally liable for all of their respective obligations pursuant to Article II and Article III of this Agreement.

Section 4.4 Margin Loan. Notwithstanding anything to the contrary herein, this Agreement shall not impose any restrictions of any kind on a Disposition resulting from the exercise by any Margin Loan Lender of its right to foreclosure or similar enforcement action on any of the Margin Loan Collateral following the occurrence of a Margin Loan Event of Default; provided that immediately after such foreclosure or similar enforcement action, the Blackstone-HLT Applicable Percentage, Blackstone-PK Applicable Percentage and/or Blackstone-HGV Applicable Percentage, as applicable, shall be increased to reflect such foreclosure or similar enforcement action. Notwithstanding the foregoing, if the Blackstone Representative or a Spinoff Party provides an Unqualified 355(e) Opinion with respect to such foreclosure or similar enforcement action to HLT, such foreclosure or similar enforcement action shall not increase the relevant Blackstone Applicable Percentage.

Section 4.5 Reallocation Event. Upon a Reallocation Event with respect to HLT stock or HGV stock, the Blackstone Representative, on the one hand, and the relevant Spinoff Party, on the other, shall use reasonable efforts to allocate the Reallocation Event Reduction to and reduce the Blackstone-HLT Percentage Shift Limit and/or HLT Percentage Shift Limit, or Blackstone-HGV Percentage Shift Limit and/or HGV Percentage Shift Limit, as applicable. If the Blackstone Representative and the relevant Spinoff Party do not agree on an allocation, the Reallocation Event Reduction shall first be allocated to and reduce the relevant HLT Percentage Shift Limit or HGV Percentage Shift Limit (but not below the HLT Applicable Percentage or HGV Applicable Percentage, respectively, as of the time of the Reallocation

Event). Any excess Reallocation Event Reduction shall be allocated to and reduce the relevant Blackstone-HLT Percentage Shift Limit or Blackstone-HGV Percentage Shift Limit (but not below the Blackstone-HLT Applicable Percentage or Blackstone-HGV Applicable Percentage, respectively, as of the time of the Reallocation Event). For the avoidance of doubt, the sum (immediately before the Reallocation Event) of the Blackstone-HLT Percentage Shift Limit and HLT Percentage Shift Limit, or Blackstone-HGV Percentage Shift Limit and HGV Percentage Shift Limit, as applicable, shall equal the sum (immediately after the Reallocation Event), of the Reallocation Event Reduction plus the Blackstone-HLT Percentage Shift Limit and HLT Percentage Shift Limit, or Blackstone-HGV Percentage Shift Limit and HGV Percentage Shift Limit, as applicable. Notwithstanding anything to the contrary in this Section 4.5, if the Blackstone Representative or the relevant Spinoff Party provides an Unqualified 355(e) Opinion with respect to a purported Reallocation Event to HLT, such purported Reallocation Event shall not constitute a Reallocation Event.

Section 4.6 Cooperation. The Parties shall reasonably cooperate (and, in the case of HLT and HGV, cause the members of the HLT Group and the HGV Group, respectively, to reasonably cooperate) in obtaining any Unqualified Device Opinion or Unqualified 355(e) Opinion (including making reasonable representations required in connection with any such opinion), including by maintaining and making available to each other all records necessary in connection with such opinions and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder.

Section 4.7 Effect of Rulings and Opinion on Section 355(e) Calculations. For purposes of computing the (a) HLT Applicable Percentage, (b) HGV Applicable Percentage, (c) Blackstone-HLT Applicable Percentage, (d) Blackstone-HGV Applicable Percentage, (e) Blackstone-PK Applicable Percentage or (f) Reallocation Event Reduction, any calculation of the shift of ownership of one or more of the Spinoff Parties under Section 355(e) shall take into account (i) any IRS private letter ruling received by one or more of the Spinoff Parties and/or the Blackstone Entities and (ii) any unqualified “will” opinion of a Qualified Tax Advisor (or, with respect to an opinion delivered by HLT, “should” opinion) addressed to HLT and in form and substance reasonably satisfactory to HLT, without substantive qualifications, in each case addressing the manner in which the calculation of such shift is performed.

ARTICLE V

MISCELLANEOUS

Section 5.1 Counterparts. This Agreement may be executed in more than one counterpart, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 5.2 Survival. Except as otherwise contemplated by this Agreement or the Distribution Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Distribution Date and remain in full force and effect in accordance with their applicable terms.

Section 5.3 Notices. All notices, requests, claims, demands, and other communications under this Agreement shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service), or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 5.3):

To HLT:

Hilton Worldwide Holdings Inc.

7930 Jones Branch Drive, Suite 1100

McLean, Virginia 22102

Attn: General Counsel

Facsimile: (703) 883-6188

To HGV:

Hilton Grand Vacations Inc.

6355 MetroWest Boulevard, Suite 180

Orlando, Florida 32835

Attn: General Counsel

Facsimile: (407) 722-3776

To the Blackstone Holders:

The Blackstone Group L.P.

345 Park Avenue

New York, New York

Attn: Tyler Henritze

Facsimile: (212) 583-5191

Section 5.4 Waivers. Any consent required or permitted to be given by any Party to the other Parties under this Agreement shall be in writing and signed by the Party giving such consent and shall be effective only against such Party.

Section 5.5 Assignment. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that, (i) without the prior written consent of HLT or HGV, a Blackstone Entity may assign this Agreement to an Affiliate that becomes a party hereto and (ii) this Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a Party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant Party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other Parties to this Agreement.

Section 5.6 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.

Section 5.7 Termination and Amendment. This Agreement may not be terminated or amended except by an agreement in writing signed by a duly authorized representative of each of HLT, HGV and the Blackstone Representative (on behalf of the Blackstone Holders). HLT and HGV agree not to amend Sections 5.4, 9.3 or 13.10 of the Tax Matters Agreement (or the relevant definitions used in such Sections), or grant any waivers with respect thereto, without the written consent of the Blackstone Representative (on behalf of the Blackstone Holders).

Section 5.8 No Circumvention. The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action, or cause or allow any Subsidiary of such Party to take any actions (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement, the Distribution Agreement or any Ancillary Agreement.

Section 5.9 Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party on and after the Effective Time, to the extent such Subsidiary remains a Subsidiary of the applicable Party.

Section 5.10 Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement; provided that the Blackstone Holders shall be jointly and severally liable for any losses, costs, expenses, damages, claims and other liabilities (including reasonable attorneys’ fees) incurred by PK or any of its Affiliates arising, directly or indirectly, from or in connection with any breach by any Blackstone Holder of its obligations hereunder.

Section 5.11 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 5.12 Schedules. Any Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 5.13 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party who is or is to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that the Parties may be irreparably harmed as a result. Accordingly, any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by the Parties to this Agreement.

Section 5.14 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without reference to any choice-of-law or conflicts of law principles that would result in the application of the laws of a different jurisdiction.

Section 5.15 Consent to Jurisdiction. Each of the Parties irrevocably submits to the exclusive jurisdiction of (a) the Court of Chancery of the State of Delaware and any appeals court thereof or (b) if such court does not have subject matter jurisdiction, any other state or federal court located within the County of New Castle in the State of Delaware and any appeals court thereof (the courts referred to in clauses (a) and (b), the “Delaware Courts”), for the purposes of any suit, action, or other proceeding to compel arbitration or for provisional relief in aid of arbitration or to prevent irreparable harm, and to the non-exclusive jurisdiction of the Delaware Courts for the enforcement of any award issued thereunder. Each of the Parties further agrees that service of any process, summons, notice, or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit, or proceeding in the Delaware Courts with respect to any matters to which it has submitted to jurisdiction in this Section 5.15. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, or proceeding arising out of this Agreement or the transactions contemplated hereby in the Delaware Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 5.16 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.16.

Section 5.17 Force Majeure. No Party (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered, or delayed as a consequence of circumstances of Force Majeure (as defined in the Distribution Agreement). A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event: (a) notify the other applicable Parties of the nature and extent of any such Force Majeure condition and (b) use due diligence to remove any such causes and resume performance under this Agreement as soon as feasible.

Section 5.18 Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 5.19 Changes in Law.

(a) Any reference to a provision of the Code, Treasury Regulations, or a Law of another jurisdiction shall include a reference to any applicable successor provision or Law.

(b) If, due to any change in applicable Law or regulations or their interpretation by any court of Law or other governing body having jurisdiction subsequent to the date hereof, performance of any provision of this Agreement or any transaction contemplated hereby shall become impracticable or impossible, the Parties hereto shall use their commercially reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

Section 5.20 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.21 No Waiver. No failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver shall be effective unless it is in writing and is signed by the Party asserted to have granted such waiver.

Section 5.22 No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation, or recovery with respect to any matter arising out of the same facts and circumstances.

Section 5.23 No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto or any of the foregoing shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and year first above written.

HILTON WORLDWIDE HOLDINGS INC.

/s/ W. Steven Standefer
Name:	W. Steven Standefer
Title:	Senior Vice President

HILTON GRAND VACATIONS INC.

/s/ Mark Wang
Name:	Mark Wang
Title:	President and CEO

HLT A23 BREH VI HOLDCO LLC

/s/ Michael Lascher
Name:	Michael Lascher
Title:	Managing Director

HLT BREH VI HOLDCO LLC

/s/ Michael Lascher
Name:	Michael Lascher
Title:	Managing Director

HLT BREH INT’L II HOLDCO LLC

/s/ Michael Lascher
Name:	Michael Lascher
Title:	Managing Director

HLT A23 HOLDCO LLC

/s/ Michael Lascher
Name:	Michael Lascher
Title:	Managing Director

HLT BREP VI.TE.2 HOLDCO LLC

/s/ Michael Lascher
Name:	Michael Lascher
Title:	Managing Director

HLT HOLDCO III, LLC

/s/ Michael Lascher
Name:	Michael Lascher
Title:	Managing Director

2

HLT A23 BREH VI HOLDCO PRIME LLC

/s/ Michael Lascher
Name:	Michael Lascher
Title:	Managing Director

HLT BREH VI HOLDCO PRIME LLC

/s/ Michael Lascher
Name:	Michael Lascher
Title:	Managing Director

HLT BREH INTL II HOLDCO PRIME LLC

/s/ Michael Lascher
Name:	Michael Lascher
Title:	Managing Director

3

HLT A23 HOLDCO PRIME LLC

/s/ Michael Lascher
Name:	Michael Lascher
Title:	Managing Director

HLT BREP VI.TE.2 HOLDCO PRIME LLC

/s/ Michael Lascher
Name:	Michael Lascher
Title:	Managing Director

HLT HOLDCO III PRIME, LLC

/s/ Michael Lascher
Name:	Michael Lascher
Title:	Managing Director

4

Schedule I

Blackstone Entity	Additional Blackstone Entity	Blackstone Holder
Blackstone Capital Partners V L.P.
Blackstone Capital Partners V-AC L.P.
BCP V-S L.P.
Blackstone Family Investment Partnership V L.P.
Blackstone Family Investment Partnership V - SMD L.P.
Blackstone Participation Partnership V L.P.
BCP V Co-Investors L.P.
Blackstone Real Estate Partners VI.TE.1 L.P.
Blackstone Real Estate Partners VI L.P.
Blackstone Real Estate Partners VI.F L.P.
Blackstone Real Estate Partners VI.TE.2 L.P.
Blackstone Family Real Estate Partnership VI-SMD L.P.
Blackstone Real Estate Holdings VI L.P.
Blackstone Real Estate Partners VI (AIV) L.P.
Blackstone Real Estate Holdings International II-Q L.P.
Blackstone Real Estate Partners International II (AIV) L.P.
Blackstone Family Real Estate Partnership International II-SMD L.P.
Blackstone HLT Principal Transaction Partners L.P.
Blackstone HLT Principal Transaction Partners-A L.P.
Blackstone HLT Principal Transaction Partners-B L.P.
HLT A23 BREH VI Holdco LLC		X
HLT BREH VI Holdco LLC		X
HLT BREH Int’l II Holdco LLC		X
HLT A23 HoldCo LLC		X
HLT BREP VI.TE.2 Holdco LLC		X
HLT Holdco III, LLC		X
HLT Holdco II, LLC
HLT Holdco, LLC
HLT BREH Int’l II Holdings Holdco LLC
HLT BREH VI-A Holdings Holdco LLC
HLT BREP VI.TE.2 Holdings Holdco, LLC
BH Hotels Holdco LLC
BX A23 Holdings LLC
HLT BREH VI Holdings Holdco LLC
Blackstone Capital Partners V Prime L.P.	X
Blackstone Capital Partners V-AC Prime L.P.	X
BCP V-S Prime L.P.	X
Blackstone Family Investment Partnership V Prime L.P.	X
Blackstone Family Investment Partnership V - SMD Prime L.P.	X
Blackstone Participation Partnership V Prime L.P.	X
BCP V Co-Investors Prime L.P.	X
Blackstone Real Estate Partners VI.TE.1 Prime L.P.	X
Blackstone Real Estate Partners VI Prime L.P.	X
Blackstone Real Estate Partners VI.F Prime L.P.	X
Blackstone Real Estate Partners VI.TE.2 Prime L.P.	X
Blackstone Family Real Estate Partnership VI-SMD Prime L.P.	X
Blackstone Real Estate Holdings VI Prime L.P.	X
Blackstone Real Estate Partners AIV (VI) Prime L.P.	X
Blackstone Real Estate Holdings International II-Q Prime L.P.	X

Blackstone Real Estate Partners International II (AIV) Prime L.P.	X
Blackstone Family Real Estate Partnership International II-SMD Prime L.P.	X
HLT A23 BREH VI Holdco Prime LLC	X	X
HLT BREH VI Holdco Prime LLC	X	X
HLT BREH Int’l II Holdco Prime LLC	X	X
HLT A23 HoldCo Prime LLC	X	X
HLT BREP VI.TE.2 Holdco Prime LLC	X	X
HLT Holdco III Prime, LLC	X	X
HLT Holdco II Prime, LLC	X
HLT Holdco Prime, LLC	X
HLT BREH Int’l II Holdings Holdco Prime LLC	X
HLT BREH VI-A Holdings Holdco Prime LLC	X
HLT BREP VI.TE.2 Holdings Holdco Prime, LLC	X
BH Hotels Holdco Prime LLC	X